UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CMS Energy Corporation

(Exact name of registrant as specified in its charter)

MICHIGAN	38-2726431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Energy Plaza, Jackson, Michigan	49201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

5.875% Junior Subordinated Notes due 2079	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 5.875% Junior Subordinated Notes due 2079 (the “Notes”) of CMS Energy Corporation, a Michigan corporation (“CMS”). The Notes are being issued under an Indenture, dated as of June 1, 1997, between CMS Energy Corporation and The Bank of New York Mellon, as trustee, as supplemented by the Eighth Supplemental Indenture dated as of February 20, 2019.

A description of the Notes is set forth (i) under the caption “Description of Securities” in the Prospectus dated February 6, 2019 forming a part of Registration Statement No. 333-216355 (the “Registration Statement”) on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (ii) under the caption “Description of the Notes” in the Prospectus Supplement dated February 6, 2019 filed with the Commission pursuant to Rule 424(b)(5) of the general rules and regulations of the Securities Act which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number

1	Registration Statement on Form S-3 filed by CMS Energy (Registration No. 333-216355) (incorporated herein by reference)

4.1	Indenture dated as of June 1, 1997 between CMS Energy and The Bank of New York Mellon, as Trustee (Exhibit 4(A) to Form 8-K filed July 1, 1997 and incorporated herein by reference)

4.2

Eighth Supplemental Indenture dated as of February 20, 2019 between CMS Energy and The Bank of New York Mellon, as Trustee (Exhibit 4.1 to Form 8-K filed February 20, 2019 and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CMS ENERGY CORPORATION

Dated: February 20, 2019	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and
Chief Financial Officer